                 Consent of Independent Auditors
                 -------------------------------

The Board of Directors and Stockholders
Worthen Banking Corporation

     We hereby consent to the inclusion in this Current Report (form 8-K) of Boatmen's Bancshares, Inc. of our report dated January 22, 1993, relating to the consolidated and parent only statements of income, retained earnings and cash flows of The Union of Arkansas Corporation and Subsidiaries for the period ended December 31, 1992 (not presented separately herein) and to the incorporation by reference into each registration statement listed below of the above noted report with respect to the supplemental consolidated financial statements of Boatmen's Bancshares, Inc. for the year ended December 31, 1992.

  Form        No.
  ----        ---

  S-3      33-50525  Dividend Reinvestment and Stock Purchase Plan
  S-8      33-15717  1987 Non-Qualified Stock Option Plan
  S-8      33-15715  Amended 1981 Incentive Stock Option Plan
  S-8      33-25945  Centerre Bancorporation 1983 Incentive Stock
                       Option Plan
                     Centerre Bancorporation 1980 Stock Option Plan
  S-8      33-25946  Centerre Bancorporation 1987 Stock Incentive Plan
  S-8      33-50451  1990 Stock Purchase Plan for Employees
  S-8      33-37862  Thrift Incentive 401(k) Plan
  S-8      33-44546  1991 Incentive Stock Option Plan
  S-8      33-46730  First Interstate of Iowa, Inc.
  S-8      33-55168  Sunwest Financial Services, Inc. 1983 Incentive
                       Stock Option Plan
  S-8      33-55110  Sunwest Financial Services, Inc. 1987 Incentive
                       Stock Option Plan
  S-8      33-51635  First Amarillo Bancorporation, Inc. and
                       Subsidiaries Incentive Stock Option Plan
                       (Number 1)
  S-8      33-51637  First Amarillo Bancorporation, Inc. and
                       Subsidiaries Incentive Stock Option Plan
                       (Number 2)
  S-8      33-58399  Worthen Banking Corporation 1993 Stock Option Plan
  S-8      33-58395  Worthen Banking Corporation Amended and Substituted
                       Stock Option Plan

                              /s/ Frost & Company
                              Frost & Company
                              Certified Public Accountants


St. Louis, Missouri
April 28, 1995